Exhibit 99.2 Q3 2019 Earnings Presentation November 6, 2019

Q3 2019 Earnings Call Agenda I. Introduction Crystal Gordon, SVP, General Counsel and CAO II. Operational Highlights Chris Bradshaw, President and CEO III. Financial Review Jennifer Whalen, SVP and CFO IV. Concluding Remarks Chris Bradshaw, President and CEO V. Questions & Answers 2

Cautionary Statement Regarding Forward-Looking Statements This presentation contains “forward-looking statements.” Forward-looking statements give the Company’s current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” or other similar words. These statements are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. The Company’s actual results may vary materially from those anticipated in forward-looking statements. The Company cautions investors not to place undue reliance on any forward-looking statements. Such risks, uncertainties and other important factors include, among others, the Company’s dependence on, and the cyclical and volatile nature of, offshore oil and gas exploration, development and production activity, and the impact of general economic conditions and fluctuations in worldwide prices of and demand for oil and natural gas on such activity levels; the Company’s reliance on a limited number of customers and the reduction of its customer base resulting from bankruptcies or consolidation; risks that the Company’s customers reduce or cancel contracted services or tender processes or obtain comparable services through other forms of transportation; dependence on U.S. government agency contracts that are subject to budget appropriations; cost savings initiatives implemented by the Company’s customers; risks inherent in operating helicopters; the Company’s ability to maintain an acceptable safety record and level of reliability; the impact of increased U.S. and foreign government regulation and legislation, including potential government implemented moratoriums on drilling activities; the impact of a grounding of all or a portion of the Company’s fleet for extended periods of time or indefinitely on the Company’s business, including its operations and ability to service customers, results of operations or financial condition and/or the market value of the affected helicopter (s); the Company’s ability to successfully expand into other geographic and aviation service markets; risks associated with political instability, governmental action, war, acts of terrorism, trade policies and changes in the economic condition in any foreign country where the Company does business, which may result in expropriation, nationalization, confiscation or deprivation of the Company’s assets or result in claims of a force majeure situation; the impact of declines in the global economy and financial markets; the impact of fluctuations in foreign currency exchange rates on the Company’s asset values and cost to purchase helicopters, spare parts and related services; risks related to investing in new lines of aviation service without realizing the expected benefits; risks of engaging in competitive processes or expending significant resources for strategic opportunities, with no guaranty of recoupment; the Company’s reliance on a small number of helicopter manufacturers and suppliers; the Company’s ongoing need to replace aging helicopters; the Company’s reliance on the secondary helicopter market to dispose of used helicopters and parts; the Company’s reliance on information technology and potential harm from cyber-security incidents; the impact of allocation of risk between the Company and its customers; the liability, legal fees and costs in connection with providing emergency response services; adverse weather conditions and seasonality; risks associated with the Company’s debt structure; the Company’s counterparty credit risk exposure; the impact of operational and financial difficulties of the Company’s joint ventures and partners and the risks associated with identifying and securing joint venture partners when needed; conflict with the other owners of the Company’s non-wholly owned subsidiaries and other equity investees; adverse results of legal proceedings, significant increases in costs; the Company’s ability to obtain insurance coverage and the adequacy and availability of such coverage; the possibility of labor problems; the attraction and retention of qualified personnel; restrictions on the amount of foreign ownership of the Company’s common stock; and various other risk factors described from time to time in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission. It is not possible to predict or identify all such factors. Consequently, the foregoing should not be considered a complete discussion of all potential risks or uncertainties. Forward- looking statements speak only as of the date of the document in which they are made. Era Group disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in Era Group's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. 3

Non-GAAP Financial Measures Reconciliation This presentation includes EBITDA and Adjusted EBITDA as supplemental measures of the Company’s operating performance. EBITDA is defined as Earnings before Interest (includes interest income and interest expense), Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for special items that occurred during the reporting period. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the U.S. (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for discretionary use, as they do not take into account certain cash requirements, such as debt service requirements. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, nor as a substitute for analysis of the Company’s results as reported under GAAP. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies. The Company also presents net debt, which is a non-GAAP measure, defined as total principal balance on borrowings less cash and cash equivalents, including escrow balances. Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. A reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA further adjusted to exclude gains on asset dispositions, and net debt is included in this presentation. This presentation also includes the Company’s interest coverage ratio and senior secured leverage ratio.  The interest coverage ratio is the ratio for the most recently ended four consecutive fiscal quarters of EBITDA (as defined in the Company’s credit facility) less dividends and distributions and the amount of any cash proceeds received from the sale of assets included in EBITDA divided by interest expense.  The senior secured leverage ratio is calculated by dividing senior secured debt (as defined in the Company’s credit facility) by EBITDA.  Neither the interest coverage ratio nor the senior secured leverage ratio is a measure of operating performance or liquidity defined by GAAP and may not be comparable to similarly titled measures presented by other companies. EBITDA is calculated differently under the Company’s credit facility (as amended) than as presented elsewhere in this presentation. Free Cash Flow represents the Company’s net cash provided by operating activities plus proceeds from disposition of property and equipment, less expenditures related to purchases of property and equipment. Adjusted Free Cash Flow is Free Cash Flow adjusted to exclude professional services fees paid in respect of litigation settled in the third quarter of 2018 and the proceeds on settlement of that litigation.  Management believes that the use of Adjusted Free Cash Flow is meaningful as it measures the Company’s ability to generate cash from its business after excluding cash payments for special items. Management uses this information as an analytical indicator to assess the Company’s liquidity and performance.  However, investors should note numerous methods may exist for calculating a company's free cash flow. As a result, the method used by management to calculate Adjusted Free Cash Flow may differ from the methods used by other companies to calculate their free cash flow. 4

Safety Update • Safety is Era's most important core value and highest operational priority • Era achieved its dual goals of ZERO air accidents and ZERO recordable workplace incidents YTD 2019 – ZERO air accidents in trailing three year period – Over 770 consecutive days without a recordable workplace incident – 2019 winner of the NOIA Safety in Seas Culture of Safety award 5

Strong Balance Sheet and Financial Flexibility • Total available liquidity as of September 30, 2019 was approximately $232 million – $108 million in cash balances – $124 million of remaining availability under the Company’s credit facility • Net debt of $55 million as of September 30, 2019 • Continue to prioritize the protection of the Company’s strong balance sheet – Limited debt maturities prior to 2022 – Manageable fixed charge obligations ($4 million in Q3) • All of the Company's unfunded capital commitments may be canceled without further liability other than forfeiture of previously paid deposits of $2 million Net Debt Balance by Quarter (a) $300 $272 $200 (US$ millions) $100 $55 $0 12/31/14 12/31/15 12/31/16 12/31/17 12/31/18 9/30/19 (a) Net debt is calculated as total principal balance on borrowings less cash and cash equivalents (including escrow deposits) 6

Free Cash Flow Profile • Era generated $26.5 million of free cash flow in the last twelve months ended September 30, 2019 – Continues track record of positive free cash flow since 2015 Free Cash Flow Yield(a) Adjusted Free Cash Flow Yield(a) % 39.3% % 25.2% 23.1% 23.1% 13.5% 12.9% 13.5% 12.9% 9.6% 5.1% 6.0%7.9% 4.3% 5.5% 4.3% 2015 2016 2017 2018 LTM (a) Yield calculated as percentage of equity market capitalization on December 31st for each of the respective historical years, and on October 31, 2019 for LTM. See page 17 for calculations of Free Cash Flow and Adjusted Free Cash Flow 7

Q3 2019 Highlights – Sequential Quarter Comparison Revenues ($000s) • Revenues were $3.4 million higher than Q2 2019 – Primarily due to higher utilization in U.S. oil and gas +6% operations $75,000 58,909 • Operating expenses were $0.7 million higher primarily due 55,480 to increased personnel, insurance, and fuel costs $50,000 • G&A expenses were $0.2 million higher primarily due to increased professional services fees $25,000 • Gains on asset dispositions of $0.8 million related to the sale of three light twin helicopters and two hangar facilities $0 Q2 2019 Q3 2019 • Net income to Era Group of $1.9 million in Q3 2019 • Adjusted EBITDA increased by $2.3 million Adjusted EBITDA ($000s) • Adjusted EBITDA excludes special items: – Equity earnings, including a gain on the sale of the $15,000 Company's Dart Holding Company Ltd. ("Dart") joint +29% venture, of $10.9 million in Q2 2019 10,276 $10,000 – Loss on sale of corporate securities of $0.6 million in 7,958 Q2 2019 • In addition, Q3 results were adversely impacted by foreign $5,000 currency losses of $0.7 million $0 Q2 2019 Q3 2019 8

Q3 2019 Highlights – Calendar Quarter Comparison • Revenues were $4.3 million higher than Q3 2018 Revenues ($000s) – Primarily due to higher utilization in oil and gas operations and the commencement of new dry-leasing $75,000 +8% and emergency response services contracts 58,909 54,610 • Operating expenses were $3.0 million higher primarily due to increases in repairs and maintenance and personnel $50,000 costs • G&A expenses were $0.3 million higher due to professional $25,000 services fees • Gains on asset dispositions of $0.8 million related to the $0 Q3 2018 Q3 2019 sale of three light twin helicopters and two hangar facilities • Net income to Era Group of $1.9 million in Q3 2019 • Adjusted EBITDA increased by $1.1 million Adjusted EBITDA ($000s) • Adjusted EBITDA excludes special items: – Litigation settlement proceeds of $42.0 million in Q3 $15,000 +12% 2018 10,276 – Non-routine professional services fees of $0.2 million $10,000 9,213 in Q3 2018 – Equity earnings of $0.5 million in Q3 2018 $5,000 $0 Q3 2018 Q3 2019 9

Appendix

Fleet Overview Average Helicopters Age Heavy: S92 4 3 H225 1 11 AW189 4 3 Total Heavy 9 Medium: AW139 36 10 S76 C+/C++ 5 13 B212 5 40 Total Medium 46 Light – twin engine: A109 7 13 EC135 10 10 BO-105 3 30 Total Light – twin engine 20 Light – single engine: A119 13 13 AS350 17 22 Total Light – single engine 30 Total Helicopters 105 14 Note: Fleet presented as of 9/30/2019. Era owns and controls all of its helicopters 11

Healthy Leverage Metrics and Liquidity September 30, 2019 ($000s) Cash and cash equivalents $ 107,736 • As of September 30, 2019, Era had $108 million Credit facility $ — in cash balances and $124 million of remaining Promissory notes 18,732 availability under the credit facility for total liquidity Total secured debt 18,732 of approximately $232 million – No outstanding borrowings under the revolving 7.750% Senior Notes 144,088 credit facility Other 182 Total debt $ 163,002 Net debt $ 55,266 Shareholders' equity $ 456,547 Total capitalization $ 619,549 Credit Metrics: (a) Senior secured debt / LTM EBITDA 0.4X LTM EBITDA / Interest expense 2.9X Total debt / Total capitalization 26% Net debt / Net capitalization 11% Available under credit facility $ 124,282 (a) These are non-GAAP measures. The senior secured leverage and interest coverage ratios are calculated as per the Company’s credit facility. Net debt / Net capitalization is calculated as (total principal balance on borrowings less cash and cash equivalents) / (total capitalization less cash and cash equivalents). 12

Operating Revenues and Flight Hours by Line of Service Three Months Ended Revenue ($000s) 30-Sep-18 31-Dec-18 31-Mar-19 30-Jun-19 30-Sep-19 (a) Oil and gas: U.S. $ 35,473 $ 33,876 $ 32,466 $ 33,270 $ 36,226 International 13,665 13,357 13,616 14,499 14,740 Total oil and gas $ 49,138 $ 47,233 $ 46,082 $ 47,769 $ 50,966 Dry-leasing 2,716 2,938 3,463 4,287 4,250 Emergency response 2,756 1,845 1,748 3,424 3,693 $ 54,610 $ 52,016 $ 51,293 $ 55,480 $ 58,909 Three Months Ended Flight Hours (b) 30-Sep-18 31-Dec-18 31-Mar-19 30-Jun-19 30-Sep-19 Oil and gas:(a) U.S. 6,132 5,235 5,101 5,689 6,181 International 2,288 2,410 2,224 2,548 2,599 Total oil and gas 8,420 7,645 7,325 8,237 8,780 Emergency response 108 90 76 110 144 8,528 7,735 7,401 8,347 8,924 (a) Primarily oil and gas services, but also includes revenues and flight hours from utility services, such as firefighting (b) Does not include hours flown by helicopters in our dry-leasing line of service 13

Quarterly Reconciliation of Non-GAAP Financial Measures Quarterly Historical EBITDA and Adjusted EBITDA ($ thousands) 30-Sep-18 31-Dec-18 31-Mar-19 30-Jun-19 30-Sep-19 Net income (loss) $ 31,279 $ (5,948) $ (6,085) $ 4,874 $ (2,059) Depreciation 9,541 9,530 9,450 9,520 9,312 Interest income (732) (818) (752) (934) (956) Interest expense 3,549 3,485 3,461 3,432 3,464 Income tax expense (benefit) 7,861 (1,609) (1,588) 1,394 515 EBITDA $ 51,498 $ 4,640 $ 4,486 $ 18,286 $ 10,276 Special items (42,285) 362 975 (10,328) — Adjusted EBITDA $ 9,213 $ 5,002 $ 5,461 $ 7,958 $ 10,276 Losses (gains) on asset dispositions, net 148 694 124 68 (754) Adjusted EBITDA excluding gains $ 9,361 $ 5,696 $ 5,585 $ 8,026 $ 9,522 Note: See page 16 of this presentation for a discussion of Special Items 14

Era

Historical Financial Highlights

($ millions)	Fiscal Year 2014	Fiscal Year 2015	Fiscal Year 2016	Fiscal Year 2017	Fiscal Year 2018	Nine Months Ended September 30th 2018	Nine Months Ended September 30th 2019
Revenue	$ 331.2	$ 281.8	$ 247.2	$ 231.3	$ 221.7	$ 169.7	$ 165.7
Operating expenses	204.4	171.5	169.9	167.4	151.5	114.5	115.0
G&A	44.0	42.8	36.2	42.1	45.1	35.7	26.9
Depreciation	46.3	47.3	49.3	45.7	39.5	30.0	28.3
Gain (losses) on asset dispositions	6.1	6.0	4.8	4.5	1.6	2.3	0.6
Goodwill impairment	—	(1.9)	—	—	—	—	—
Litigation settlement proceeds	—	—	—	—	42.0	42.0	—
Loss on impairment	—	—	—	(117.0)	(1.0)	—	—
Operating income (loss)	42.7	24.3	(3.4)	(136.4)	28.1	33.7	(4.0)
Other income (expense):							
Interest income	0.5	1.2	0.7	0.8	2.0	1.2	2.6
Interest expense	(14.8)	(13.5)	(17.3)	(16.8)	(15.1)	(11.6)	(10.4)
Derivative gains (losses)	(0.9)	—	—	—	—	—	—
Loss on sale of investment	—	—	—	—	—	—	(0.6)
Foreign currency gains (losses)	(2.4)	(2.6)	0.1	(0.2)	(1.0)	(1.1)	(0.6)
Gain on debt extinguishment	—	1.6	0.5	—	0.2	0.2	—
Gain on sale of FBO	—	12.9	—	—	—	—	—
Note receivable impairment	(2.5)	—	—	—	—	—	—
	(20.0)	(0.3)	(16.0)	(16.2)	(13.9)	(11.3)	(8.9)
Income (loss) before taxes and equity earnings	22.6	24.0	(19.4)	(152.7)	14.2	22.4	(12.9)
Income tax expense (benefit)	8.3	14.1	(3.4)	(122.7)	2.9	4.5	0.3
Income (Loss) before Equity Earnings	14.4	9.8	(16.0)	(30.0)	11.3	17.8	(13.2)
Equity earnings (losses)	2.7	(1.9)	1.1	1.4	2.2	1.6	9.9
Net income (loss)	$ 17	$ 7.9	$ (14.9)	$ (28.6)	$ 13.5	$ 19.4	$ (3.3)
Net loss attributable to NCI in subsidiary	0.1	0.8	6.9	0.5	0.5	0.3	0.4
Net income (loss) attributable to Era Group	$ 17.1	$ 8.7	$ (8.0)	$ (28.1)	$ 13.9	$ 19.7	$ (2.9)
Adjusted EBITDA [(a)]	$ 88.1	$ 70.9	$ 46.0	$ 34.3	$ 36.8	$ 31.8	$ 23.7
Adjusted EBITDA excluding gains [(a)]	$ 82.0	$ 65.0	$ 41.2	$ 29.8	$ 35.3	$ 29.6	$ 23.1

(a) Adjusted EBITDA is a non-GAAP measure. See next page for Adjusted EBITDA reconciliation to Net Income (Loss)

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Reconciliation of Non-GAAP Financial Measures

- Adjusted EBITDA reflects special items:
  - Executive severance adjustments of $2.5 million and $0.6 million in 2014 and 2017, respectively
  - A pre-tax impairment charge of $2.5 million in 2014 representing a reserve against a note receivable
  - A pre-tax gain of $12.9 million on the sale of the Company's FBO in Alaska in 2015
  - A pre-tax charge of $1.9 million on the impairment of goodwill in 2015
  - Net pre-tax gains of $1.6 million and $0.5 million on the extinguishment of debt due to the repurchase of a portion of the 7.75% Senior Notes in 2015 and 2016, respectively, and a loss of less than $0.1 million in Q2 2019
  - Pre-tax impairment charges of $117.0 million and $1.0 million primarily related to the impairment of the Company's H225 model helicopters in 2017 and 2018, respectively
  - Adjustments of $2.0 million related to accounting for a tax program in Brazil and other non-cash accounting adjustments of $0.2 million in 2017
  - A gain on the extinguishment of debt related to a previously settled tax dispute in Brazil of $0.2 million in Q1 2018
  - Non-routine litigation expenses related to the H225 helicopters of $5.5 million, $3.9 million, $7.1 million, and $0.2 million, in 2017, Q1 2018, Q2 2018, and Q3 2018, respectively
  - In the three months ended September 30, 2018, $42.0 million in litigation settlement proceeds
  - A $0.6 million loss on the sale of corporate securities in Q2 2019
  - Equity earnings (losses) of $2.7 million, ($1.9 million), $1.1 million, $1.4 million, $0.4 million, $0.7 million, $0.5 million, $0.6 million, ($1.0 million) and $10.9 million in 2014, 2015, 2016, 2017, Q1 2018, Q2 2018, Q3 2018, Q4 2018, Q1 2019 and Q2 2019, respectively.

Historical EBITDA and Adjusted EBITDA

	Fiscal Year					9 Mos. Ended September 30,	
($ thousands)	2014	2015	2016	2017	2018	2018	2019
Net income (loss)	$ 17,021	$ 7,899	$ (14,910)	$ (28,615)	$ 13,458	$ 19,406	$ (3,270)
Depreciation	46,312	47,337	49,315	45,736	39,541	30,011	28,282
Interest income	(540)	(1,191)	(741)	(760)	(2,042)	(1,224)	(2,642)
Interest expense	14,778	13,526	17,325	16,763	15,131	11,646	10,357
Income tax expense (benefit)	8,285	14,117	(3,357)	(122,665)	2,940	4,549	321
EBITDA	$ 85,856	$ 81,688	$ 47,632	$ (89.541)	$ 69,028	$ 64,388	$ 33,048
Special items	2,244	(10,754)	(1,610)	123,865	(32,208)	(32,563)	(9,353)
Adjusted EBITDA	$ 88,100	$ 70,934	$ 46,022	$ 34,324	$ 36,820	$ 31,825	23,695
Losses (gains) on asset dispositions, net	(6,101)	(5,953)	(4,787)	(4,507)	(1,575)	(2,269)	(562)
Adjusted EBITDA excluding gains	$ 81,999	$ 64,981	$ 41,235	$ 29,817	$ 35,245	$ 29,556	$ 23,133

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Reconciliation of Free Cash Flow and Free Cash Flow Yields ($ thousands) 2015 2016 2017 2018 LTM Net cash provided by operating activities $ 44,456 $ 58,504 $ 20,096 $ 54,354 $ 23,847 Plus: Proceeds from disposition of property and equipment 25,328 28,609 9,392 29,590 9,322 Less: Purchases of property and equipment (60,050) (39,200) (16,770) (9,216) (6,698) Free Cash Flow $ 9,734 $ 47,913 $ 12,718 $ 74,728 $ 26,471 Plus: Non-routine litigation expenses — — 5,473 11,182 — Less: Litigation settlement proceeds — — — (42,000) — Adjusted Free Cash Flow $ 9,734 $ 47,913 $ 18,191 $ 43,910 $ 26,471 Free Cash Flow yield 4.3% 13.5% 5.5% 39.3% 12.9% Adjusted Free Cash Flow yield 4.3% 13.5% 7.9% 23.1% 12.9% ERA equity market capitalization (in $mm) $ 229 $ 355 $ 229 $ 190 $ 206 Note: Yield calculated as percentage of equity market capitalization on December 31st for each of the respective historical years, and on October 31, 2019 for LTM 17